UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 16, 2017

Western Capital Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52015	47-0848102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11550 “I” Street, Suite 150, Omaha, NE 68137

(Address of principal executive offices) (Zip Code)

(402) 551-8888

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2017, Mr. Lawrence Berger, Chairman of the Board of Directors of Western Capital Resources, Inc., resigned his position on the board effective immediately.

On November 20, 2017, the Board of Directors of Western Capital Resources, Inc. appointed Mr. Jonathan D. Tipton as a director of the company. Mr. Tipton was appointed to the Board at the direction of BC Alpha Holdings I, consistent with certain director-appointment rights earlier granted to that company.

Mr. Tipton is a Senior Vice President - Investments at Blackstreet Capital Management, LLC, Blackstreet Capital Holdings, LLC, and Black Bear Sports Group, Inc. Mr. Tipton previously worked as an analyst in the corporate finance division of Stephens Inc., a middle-market investment bank, where he gained experience in leveraged-buyouts, M&A and public offering transactions in a variety of industries. Mr. Tipton graduated summa cum laude from Rhodes College and received an MBA from INSEAD. Mr. Tipton also serves on the Board of Directors of AWE Acquisition, Inc., and on the Board of Managers of iMarketing Acquisition, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Capital Resources, Inc.

Date: November 22, 2017	By:	/s/ John Quandahl
John Quandahl Chief Executive Officer, President and Chief Operating Officer